SUPPLEMENT TO
PROSPECTUS SUPPLEMENT DATED AUGUST 29, 2006
(TO PROSPECTUS DATED AUGUST 29, 2006)

                                  $582,249,100
                                  (Approximate)

                                   CWALT, INC.
                                    Depositor

                                   [CHL LOGO]
                               Sponsor and Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                         Alternative Loan Trust 2006-OC7
                                 Issuing Entity

               Mortgage Pass-Through Certificates, Series 2006-OC7

      This Supplement revises the Prospectus Supplement dated August 29, 2006 to the Prospectus dated August 29, 2006 with respect to the above captioned series of certificates as follows:

                     [text continues on the following page]

                       Countrywide Securities Corporation

                 The date of this Supplement is August 31, 2006.

1. On page S-8 of the Prospectus Supplement, the table containing the method for calculating the Pass-Through Rate, the Interest Accrual Period and the Interest Accrual Convention for each class of certificates is hereby replaced with the following with respect to the Class 2-A-2A Certificates:

                           Pass-Through Rate  Pass-Through Rate
                            Before Optional     After Optional    Interest
                Related      Termination         Termination       Accrual   Interest Accrual
     Class     Loan Group      Date (1)            Date (1)        Period       Convention
     -----     ----------  ----------------   -----------------   --------   ----------------
Offered
Certificates
Class 2-A-2A       2        LIBOR + 0.170%      LIBOR + 0.340%       (2)     Actual/360 (3)

2. On page S-92 of the Prospectus Supplement, the table containing the Pass-Through Margin for each class of LIBOR Certificates is hereby replaced with the following with respect to the Class 2-A-2A Certificates:

     Class of LIBOR Certificates                 Pass-Through Margin
     ---------------------------                 -------------------
                                                (1)              (2)
                                                ---              ---
     Class 2-A-2A                              0.170%           0.340%

3. The Decrement Tables beginning on page S-126 of the Prospectus Supplement are hereby replaced with the following with respect to the Class 2-A-2A, Class 2-A-2B, Class M-1 and Class M-3 Certificates:

          Percentage of Initial Class Certificate Balances Outstanding*

                                Class 2-A-2A and Class 2-A-2B                        Class M-1
                          -----------------------------------------  ------------------------------------------
                             Percentage of Prepayment Assumption        Percentage of Prepayment Assumption
  -----------------       -----------------------------------------  ------------------------------------------
  Distribution Date         0%      80%     100%     120%     150%     0%       80%     100%     120%     150%
  -----------------         --      ---     ----     ----     ----     --       ---     ----     ----     ----
Initial.............       100     100      100      100      100     100      100      100      100      100
August 2007.........       100     100      100      100      100     100      100      100      100      100
August 2008.........       100     100       86       59       23     100      100      100      100      100
August 2009.........       100      67       37       11        0     100      100      100      100      100
August 2010.........       100      43       19        1        0     100       58       40       27       25
August 2011.........       100      22        1        0        0     100       43       27       16        7
August 2012.........       100       7        0        0        0     100       31       18       10        0
August 2013.........       100       0        0        0        0     100       23       12        6        0
August 2014.........       100       0        0        0        0     100       17        8        0        0
August 2015.........       100       0        0        0        0     100       12        4        0        0
August 2016.........       100       0        0        0        0     100        9        0        0        0
August 2017.........       100       0        0        0        0     100        7        0        0        0
August 2018.........       100       0        0        0        0     100        1        0        0        0
August 2019.........       100       0        0        0        0     100        0        0        0        0
August 2020.........       100       0        0        0        0     100        0        0        0        0
August 2021.........       100       0        0        0        0     100        0        0        0        0
August 2022.........       100       0        0        0        0     100        0        0        0        0
August 2023.........       100       0        0        0        0     100        0        0        0        0
August 2024.........       100       0        0        0        0     100        0        0        0        0
August 2025.........       100       0        0        0        0     100        0        0        0        0
August 2026.........       100       0        0        0        0     100        0        0        0        0
August 2027.........       100       0        0        0        0     100        0        0        0        0
August 2028.........       100       0        0        0        0     100        0        0        0        0
August 2029.........       100       0        0        0        0     100        0        0        0        0
August 2030.........        89       0        0        0        0     100        0        0        0        0
August 2031.........        73       0        0        0        0      95        0        0        0        0
August 2032.........        57       0        0        0        0      79        0        0        0        0
August 2033.........        37       0        0        0        0      57        0        0        0        0
August 2034.........        15       0        0        0        0      38        0        0        0        0
August 2035.........         0       0        0        0        0      20        0        0        0        0
August 2036.........         0       0        0        0        0       0        0        0        0        0
Weighted Average
 Life (in years)**..       26.2     4.0      3.0      2.4      1.8    27.4      5.5      4.5      4.1      4.1

----------
*        Rounded to the nearest whole percentage.
** Determined as specified under "Weighted Average Lives of the Offered Certificates" in this prospectus supplement.

          Percentage of Initial Class Certificate Balances Outstanding*

                                         Class M-3
                         -----------------------------------------
                            Percentage of Prepayment Assumption
  -----------------      -----------------------------------------
  Distribution Date         0%      80%     100%     120%     150%
  -----------------         --      ---     ----     ----     ----
Initial.............       100     100      100      100      100
August 2007.........       100     100      100      100      100
August 2008.........       100     100      100      100      100
August 2009.........       100     100      100      100      100
August 2010.........       100      58       40       27       13
August 2011.........       100      43       27       16        0
August 2012.........       100      31       18       10        0
August 2013.........       100      23       12        0        0
August 2014.........       100      17        2        0        0
August 2015.........       100      12        0        0        0
August 2016.........       100       6        0        0        0
August 2017.........       100       0        0        0        0
August 2018.........       100       0        0        0        0
August 2019.........       100       0        0        0        0
August 2020.........       100       0        0        0        0
August 2021.........       100       0        0        0        0
August 2022.........       100       0        0        0        0
August 2023.........       100       0        0        0        0
August 2024.........       100       0        0        0        0
August 2025.........       100       0        0        0        0
August 2026.........       100       0        0        0        0
August 2027.........       100       0        0        0        0
August 2028.........       100       0        0        0        0
August 2029.........       100       0        0        0        0
August 2030.........       100       0        0        0        0
August 2031.........        84       0        0        0        0
August 2032.........        72       0        0        0        0
August 2033.........        56       0        0        0        0
August 2034.........        38       0        0        0        0
August 2035.........        20       0        0        0        0
August 2036.........         0       0        0        0        0
Weighted Average
 Life (in years)**..       27.2     5.3      4.4      3.9      3.6

----------
*        Rounded to the nearest whole percentage.
** Determined as specified under "Weighted Average Lives of the Offered Certificates" in this prospectus supplement.


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